                                                                    EXHIBIT 99.1

[HOME DEPOT LOGO]

                   THE HOME DEPOT CONTINUES STRONG PERFORMANCE
                   AND ANNOUNCES RECORD SECOND QUARTER RESULTS
                           RECORD SALES OF $20 BILLION
               RECORD SECOND QUARTER NET EARNINGS OF $1.5 BILLION
           INCREASES FISCAL 2004 EPS GROWTH GUIDANCE TO 14-17 PERCENT


                           -        25% EPS Growth to $0.70

                           -        11% Sales Growth to $20 Billion

                           -        4.8% Comparable Store Sales Growth

                           -        12.3% Operating Margin

         ATLANTA, AUGUST 17, 2004 - The Home Depot(R), the world's largest home improvement retailer, today reported record second quarter net earnings of $1.5 billion, $0.70 per diluted share, up 25 percent, for second quarter fiscal 2004, compared to $0.56 per diluted share, for second quarter fiscal 2003. Excluding the impact of the adoption of EITF 02-16, diluted earnings per share would have been $0.71, or 27 percent higher than last year.

         Sales for the period increased $2.0 billion, or 11 percent, to $20.0 billion. Comparable store sales rose 4.8 percent, with strength across all geographic regions. "Our business strategy of enhancing the core, extending the business and expanding our markets is clearly driving consistent, profitable sales growth. For the first time in our company's 25-year history, we achieved $20 billion in sales in a single quarter. This achievement demonstrates that our knowledgeable associates are delivering on our company's core purpose: to improve everything we touch," said Bob Nardelli, chairman, president & CEO.

         The company ended the quarter with $38.3 billion in total assets, including $3.7 billion in cash and stockholders' equity of $22.5 billion. The company announced that it completed its $6 billion share repurchase program in the second quarter. Earlier this month, the company's board of directors authorized an additional $1 billion share repurchase program, bringing the total to $7 billion.

         "Our company remains committed to creating and returning value to our shareholders, as evidenced by our financial results and our dividend and share repurchase programs," added Nardelli. "In the first six months of the year, we have returned $2.8 billion to our shareholders in the form of dividends and share repurchases."

         Return on invested capital was 20.4 percent, up 260 basis points from the second quarter last year.

         "In addition to our record sales during the second quarter, the company had record operating margin of 12.3 percent, one of the highest in retail, reflecting strong gross margin expansion and good expense control," said Carol Tome, executive vice president, CFO.

         In the first half of the year, 52% of the company's stores, along with four store support centers, achieved a payout through The Home Depot's Success Sharing bonus plan. With this program, The Home Depot will be paying out $30 million in September, almost twice as much as was paid out last year.

                                     -more-

         The company reiterated its fiscal 2004 sales growth guidance of 10-12 percent and increased its fiscal 2004 EPS growth guidance from 10-14 percent to 14-17 percent.

         ENHANCING THE CORE

         "Strong sales and average ticket growth during our busiest shopping season suggest our distinctive product assortment and knowledgeable associates offered a compelling shopping experience," said John Costello, executive vice president, Merchandising and Marketing. "We are particularly pleased with the breadth of our sales growth across the store."

         Average ticket increased 8.2 percent, or $4.13, to $54.73, a second quarter record. The company experienced average ticket growth in every selling category.

         "From the front-end to the back-end of our stores, The Home Depot is enhancing the shopping experience, streamlining operations, and driving business efficiency as never before with unprecedented investments in technology," said Bob DeRodes, executive vice president, CIO.

         Information Technology highlights include:

         - Implemented SAP's core financial systems, improving processing and analytical capabilities

         - Completed the rollout of our new human resource management system

         - Expanded self-checkout to more than 830 stores, with nearly 250 million transactions to date

         - Announced plans to open a new technology center in Austin, Texas

         EXTENDING THE BUSINESS/EXPANDING MARKETS

         The Home Depot continued to execute its strategy through the following accomplishments:

         - Grew services revenue by approximately 27 percent to $883 million

         - Acquired White Cap Construction Supply, Inc., which now operates 74 Pro distribution branches across the country

         -        Continued expansion of tool rental centers to 925 locations

         - Completed the purchase of 20 Home Mart stores in Mexico, bringing the total to 42 stores in the $15 billion Mexican market

         -        Opened 48 new stores, bringing the total store count to 1,788

         -        Announced plans to enter the retail market in China

         Finally, as the Olympic and Paralympic Games ramp up in Athens, Greece, The Home Depot is proud to support 71 participating associates from the company's Olympic Job Opportunities Program.

         The Home Depot will conduct a conference call today to discuss information included in this news release and related matters at 9:00 a.m. EDT. The conference call will be available in its entirety through a Web cast at www.homedepot.com, and will be available through replay at the www.homedepot.com site under the investor relations' section.

                                     -more-

         The adjusted earnings per share included in this press release is reconciled to the comparable generally accepted accounting principles amount in the attached schedule. In January 2004, the company adopted EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." Management believes that excluding the impact of EITF 02-16 allows investors to compare the results of operations without giving effect to this new accounting standard.

         Founded in 1978, The Home Depot(R) is the world's largest home improvement specialty retailer and the second largest retailer in the United States, with fiscal 2003 sales of $64.8 billion. During the quarter, The Home Depot added 48 new stores. At the end of the second quarter of fiscal 2004, the company operated a total of 1,788 stores, including 1,569 The Home Depot stores in the United States, 105 The Home Depot stores in Canada, and 42 The Home Depot stores in Mexico. The company also operates 54 EXPO Design Centers, 11 The Home Depot Landscape Supply stores, five The Home Depot Supply stores, and two The Home Depot Floor Stores. The company employs approximately 300,000 associates and today has stores in 50 states, the District of Columbia, Puerto Rico, eight Canadian provinces and Mexico. Its stock is traded on the New York Stock Exchange (NYSE:HD) and is included in the Dow Jones Industrial Average and Standard & Poor's 500 Index.

         Statements of The Home Depot's expectations for sales growth, earnings performance, capital expenditures, store openings and demand for services in this release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the company's historical experience and its present expectations. These risks and uncertainties include, but are not limited to, fluctuations in and the overall condition of the U.S. economy, stability of costs and availability of sourcing channels, conditions affecting new store development, the company's ability to integrate the businesses it acquires, the risk that the cost savings and any revenue synergies from acquisitions may not be fully realized or may take longer to realize than expected, the company's ability to implement new technologies and processes, the company's ability to attract, train and retain highly-qualified associates, unanticipated weather conditions, and the impact of competition and regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made. Additional information regarding these and other risks is contained in the company's periodic filings with the Securities and Exchange Commission.

                                       ###


For more information, contact:
------------------------------
Financial Community                         News Media
Diane Dayhoff                               Jerry Shields
Vice President, Investor Relations          Senior Public Relations Manager
(770) 384-2666                              (770) 384-2741
diane_dayhoff@homedepot.com                 jerry_shields@homedepot.com

                              THE HOME DEPOT, INC.
                           CONSOLIDATED BALANCE SHEETS
                      AS OF AUGUST 1, 2004, AUGUST 3, 2003
                              AND FEBRUARY 1, 2004
                             (AMOUNTS IN MILLIONS)


                                                   8-1-04       8-3-03       2-1-04
                                                 -----------  -----------   ---------
                                                 (UNAUDITED)  (UNAUDITED)   (AUDITED)

ASSETS
 Cash and Cash Equivalents                         $ 3,672      $ 5,209      $ 2,826
 Short-Term Investments                                 --           45           26
 Receivables, net                                    1,541        1,379        1,097
 Merchandise Inventories                             9,857        8,621        9,076
 Other Current Assets                                  397          313          303
                                                   -------      -------      -------
   Total Current Assets                             15,467       15,567       13,328

 Property and Equipment, net                        20,961       18,263       20,063
 Other Assets                                        1,903          782        1,046
                                                   -------      -------      -------
   TOTAL ASSETS                                    $38,331      $34,612      $34,437
                                                   =======      =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts Payable                                  $ 7,603      $ 5,875      $ 5,159
 Accrued Salaries and Related Expenses                 953          873          801
 Other Current Liabilities                           4,371        3,641        3,594
                                                   -------      -------      -------
   Total Current Liabilities                        12,927       10,389        9,554

 Long-Term Debt                                      1,124        1,327          856
 Other Long-Term Liabilities                         1,830          963        1,620
                                                   -------      -------      -------
   Total Liabilities                                15,881       12,679       12,030

 Total Stockholders' Equity                         22,450       21,933       22,407
                                                   -------      -------      -------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $38,331      $34,612      $34,437
                                                   =======      =======      =======

                              THE HOME DEPOT, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
   FOR THE THREE MONTHS AND SIX MONTHS ENDED AUGUST 1, 2004 AND AUGUST 3, 2003
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)


                                              THREE MONTHS ENDED          % INCREASE         SIX MONTHS ENDED          % INCREASE
                                            8-1-04          8-3-03        (DECREASE)      8-1-04          8-3-03        (DECREASE)
                                           --------        --------       ----------     --------        --------      -----------
NET SALES                                  $ 19,960        $ 17,989           11.0%      $ 37,510        $ 33,093          13.3%
Cost of Merchandise Sold                     13,299          12,384            7.4         25,081          22,659          10.7
                                           --------        --------                      --------        --------
  GROSS PROFIT                                6,661           5,605           18.8         12,429          10,434          19.1

Operating Expenses:
  Selling and Store Operating                 3,854           3,247           18.7          7,580           6,357          19.2
  General and Administrative                    350             292           19.9            646             563          14.7
                                           --------        --------                      --------        --------
   Total Operating Expenses                   4,204           3,539           18.8          8,226           6,920          18.9
                                           --------        --------                      --------        --------

  OPERATING INCOME                            2,457           2,066           18.9          4,203           3,514          19.6

Interest Income (Expense):
  Interest and Investment Income                 14              15           (6.7)            24              27         (11.1)
  Interest Expense                              (17)            (16)           6.3            (31)            (34)         (8.8)
                                           --------        --------                      --------        --------
    Interest, net                                (3)             (1)         200.0             (7)             (7)          0.0
                                           --------        --------                      --------        --------

EARNINGS BEFORE PROVISION
  FOR INCOME TAXES                            2,454           2,065           18.8          4,196           3,507          19.6

Provision for Income Taxes                      909             766           18.7          1,553           1,301          19.4
                                           --------        --------                      --------        --------
  NET EARNINGS                             $  1,545        $  1,299           18.9%      $  2,643        $  2,206          19.8%
                                           ========        ========                      ========        ========

Weighted Average Common Shares                2,207           2,295           (3.8)%        2,225           2,294          (3.0)%
BASIC EARNINGS PER SHARE                   $   0.70        $   0.57           22.8%      $   1.19        $   0.96          24.0%

Diluted Weighted Average Common Shares        2,214           2,302           (3.8)%        2,232           2,300          (3.0)%
DILUTED EARNINGS PER SHARE                 $   0.70        $   0.56           25.0%      $   1.18        $   0.96          22.9%


SELECTED HIGHLIGHTS                          THREE MONTHS ENDED           % INCREASE       SIX MONTHS ENDED           % INCREASE
-------------------                         8-1-04         8-3-03         (DECREASE)     8-1-04         8-3-03        (DECREASE)
                                            ------         ------         ----------     ------         ------         ---------
Number of Customer Transactions (1)            359            350            2.6%           675            646            4.5%
Average Ticket (1)                          $54.73         $50.60            8.2         $54.91         $50.92            7.8
Weighted Average Weekly Sales
  per Operating Store (000's) (1)           $  860         $  861           (0.1)        $  818         $  805            1.6
Square Footage at End of Period (1)            190            173            9.8            190            173            9.8
Capital Expenditures                        $  857         $  915           (6.3)        $1,537         $1,671           (8.0)
Depreciation and Amortization               $  324         $  257           26.1%        $  636         $  505           25.9%

(1) Excludes all subsidiaries operating under The Home Depot Supply brand (Apex Supply Company, Maintenance Warehouse, Your "other" Warehouse, White Cap Industries and HD Builder Solutions Group) since their inclusion may cause distortion of the data presented due to operational differences from our retail stores. The total number of the excluded locations and their total square footage are immaterial to our total number of locations and total square footage.

                              THE HOME DEPOT, INC.
                              SUPPLEMENTAL SCHEDULE
                             IMPACT OF EITF 02-16 *
            FOR THE QUARTERS ENDED AUGUST 1, 2004 AND AUGUST 3, 2003
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)


                                          AS REPORTED      IMPACT OF       AS ADJUSTED     AS REPORTED      % INCREASE
                                            8-1-2004       EITF 02-16 *      8-1-2004        8-3-2003        (DECREASE)
                                          -----------      ---------       -----------     -----------      ----------
COST OF MERCHANDISE SOLD                     $13,299         $  (244)         $13,543         $12,384            9.4%
                                             -------         -------          -------         -------           ----
GROSS PROFIT                                   6,661             244            6,417           5,605           14.5
                                             -------         -------          -------         -------           ----
SELLING AND STORE OPERATING EXPENSES           3,854             285            3,569           3,247            9.9
                                             -------         -------          -------         -------           ----
OPERATING INCOME                               2,457             (41)           2,498           2,066           20.9
                                             -------         -------          -------         -------           ----
NET EARNINGS                                   1,545             (27)           1,572           1,299           21.0
                                             -------         -------          -------         -------           ----
DILUTED EARNINGS PER SHARE                   $  0.70         $ (0.01)         $  0.71         $  0.56           26.8%
                                             -------         -------          -------         -------           ----

*The table includes only those line items in the Consolidated Statements of Earnings impacted by the adoption of EITF 02-16.


In January 2004, the Company adopted EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." The impact in the second quarter of fiscal 2004 in connection with the adoption of EITF 02-16 resulted in a reduction of Cost of Merchandise Sold of $244 million, an increase in Selling and Store Operating Expenses of $285 million and a reduction of Net Earnings of $27 million. The impact on the Company's Diluted Earnings per Share was $0.01 per share in the second quarter of fiscal 2004 and $0.03 per share in the first quarter of fiscal 2004. The Company estimates that the impact on its Diluted Earnings per Share for the full fiscal year 2004 will be $0.05 per share. The Company expects to recognize the remaining $0.01 per share in the third quarter of fiscal 2004.